Exhibit 5.1

July 2, 2020

IAC/InterActiveCorp

555 West 18th Street

New York, NY 10011

Ladies and Gentlemen:

This opinion is furnished in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-4 (File No. 333-236420-01) filed by IAC/InterActiveCorp, a Delaware corporation formerly known as IAC Holdings, Inc. (“Registrant”) and Match Group, Inc., a Delaware corporation formerly known as IAC/InterActiveCorp, on February 13, 2020, as amended by the pre-effective Amendment No. 1 thereto filed with the SEC on April 28, 2020 (the “Form S-4”), which the SEC declared effective at 4:00 p.m. Eastern Time on April 30, 2020 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of up to 2,957,299 shares of the common stock, par value $0.001 per share, of the Registrant (the “Shares”), consisting of (a) 490,905 Shares under the IAC/InterActiveCorp Retirement Savings Plan, 294,543 of which are currently held by the plan, and 196,362 of which remain available for grant under the plan, (b) 422,179 Shares under the 2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors, the 2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors and the 2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors, 216,204 of which are covered by existing deferrals under the plans, and 205,974 of which remain available for issuance under the plans, and (c) 450,822, 320,842, 22,727 and 1,249,824 Shares issuable in respect of additional Shares corresponding to restricted stock unit awards, performance stock unit awards, awards that may have been issued between February 1, 2020 and June 30, 2020 and subsidiary equity awards, respectively, outstanding as of January 31, 2020, such amounts reflecting the additional shares resulting from the adjustment of outstanding awards resulting from the separation of Registrant and the company now known as Match Group, Inc.

I have acted as counsel to Registrant in connection with certain matters relating to the plans under which the Shares may be issued and the registration of the Shares. I have reviewed such corporate proceedings relating thereto and have examined such records, certificates and other documents and considered such questions of law as I have deemed necessary in giving this opinion, including:

(i)	Registrant’s Restated Certificate of Incorporation, restated as of June 30, 2020;

(ii)	Registrant’s By-laws, as amended and restated as of June 30, 2020;

(iii)	copies of IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan, IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan, IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan, IAC/InterActiveCorp Retirement Savings Plan, 2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors, 2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors and 2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors (collectively, the “Plans”); and

(iv)	the Registration Statement.

In examining the foregoing documents, I have assumed all signatures are genuine, that all documents purporting to be originals are authentic, that all copies of documents conform to the originals, that the representations and statements included therein are accurate and that there will be no changes in applicable law between the date of this opinion and the dates on which the Shares are issued or delivered pursuant to the Registration Statement.

I have relied as to certain matters on information obtained from public officials, officers of Registrant and other sources I believe to be responsible.

Based on the foregoing, it is my opinion that the Shares will be, upon issuance and delivery pursuant to the terms and conditions of the Plans and as set forth in the Registration Statement, legally issued, fully paid and non-assessable.

Registrant is a Delaware corporation, and while I am not engaged in the practice of law in the State of Delaware, I am generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as I considered necessary to render this opinion. I am a member of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforementioned Registration Statement and to the reference to my name under the heading “Interests of Named Experts and Counsel” in the Registration Statement and any amendments thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Gregg Winiarski
Gregg Winiarski
Executive Vice President, General Counsel & Secretary